As filed with the Securities and Exchange Commission on August 6, 2010

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Ally Financial Inc.

(Exact name of registrant as specified in its charter)

Delaware	38-0572512
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

200 Renaissance Center

P.O. Box 200

Detroit, Michigan 48265-2000

(866) 710-4623

(Address, including zip code, and telephone number, including area code, of each of the registrants’ principal executive offices)

David J. DeBrunner

200 Renaissance Center

Detroit, Michigan 48265-2000

(313) 556-5000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or reinvestment plans, check the following box.   ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Fixed Rate Cumulative Perpetual Preferred Stock, Series G	(1)	(1)	(1)	(1)

(1)	In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of the registration fee.

PROSPECTUS

ALLY FINANCIAL INC.

2,576,601 Shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series G

Liquidation Amount $1,000 Per Share

This prospectus relates to 2,576,601 shares of Ally Financial Inc.’s Fixed Rate Cumulative Perpetual Preferred Stock, Series G, liquidation amount $1,000 per share (the “Series G Preferred”). On December 31, 2008, and in connection with the settlement of certain Ally Financial Inc. (formerly GMAC Inc.) (“Ally”) exchange offers, Ally issued 2,576,601 units of Class E Preferred Membership Interests to Preferred Blocker Inc. (“Blocker Sub”), a wholly-owned subsidiary of Ally, in exchange for 2,576,601 shares of 9% Perpetual Preferred Stock of Blocker Sub (the “Blocker Preferred Stock”). Pursuant to the terms and conditions of the exchange offers, certain existing notes of Ally were exchanged for new notes and the Blocker Preferred Stock. Effective June 30, 2009, Ally was converted (the “Conversion”) from a Delaware limited liability company into a Delaware corporation. Subsequent to the Conversion, the Blocker Preferred Stock was required to be converted into or exchanged for preferred stock of Ally. For this purpose, Ally had previously authorized for issuance the Series G Preferred. Pursuant to the terms of a Certificate of Merger, effective October 15, 2009 (the “Effective Time”) Blocker Sub merged with and into Ally, with Ally continuing as the surviving entity (the “Merger”). At the Effective Time, each share of the Blocker Preferred Stock issued and outstanding immediately prior to the Effective Time was converted into the right to receive an equal number of newly issued shares of Series G Preferred. In the aggregate, 2,576,601 shares of Series G Preferred were issued in connection with the Merger. The Series G Preferred has substantially the same rights, preferences and economic benefits as previously provided to holders of the Blocker Preferred Stock. The sale of the Series G Preferred was conducted as a private placement exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”).

The selling securityholders may offer the securities covered by this prospectus from time to time directly or through underwriters, broker-dealers or agents, and in one or more public or private transactions and at fixed prices, at prevailing market prices, at prices related to prevailing market prices, or at negotiated prices. If these securities are sold through underwriters, broker-dealers or agents, the selling securityholders will be responsible for underwriting discounts or commissions or agents’ commissions, if any. We will not receive any proceeds from the sale of securities by the selling securityholders.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement that will describe the method of sale and terms of the related offering.

The securities offered by this prospectus are not savings accounts, deposits or other obligations of any bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Investing in the securities offered by this prospectus involves risks. See “Risk Factors” beginning on page 1 of this prospectus and contained in our periodic reports filed with the Securities and Exchange Commission, as well as the other information contained or incorporated by reference in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 6, 2010.

i

THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, the selling securityholders may from time to time sell or otherwise dispose of the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities the selling securityholders may offer. Each time the selling securityholders sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update or change information contained in this prospectus and, accordingly, to the extent inconsistent, information in this prospectus will be superseded by the information in the prospectus supplement.

The prospectus supplement to be attached to the front of this prospectus may describe, as applicable: the initial public offering price, the price paid for the securities, net proceeds and the other specific terms related to the offering of these securities, and the federal income tax consequences of investing in the securities.

Unless the context requires otherwise, references to “Ally,” “we,” “our” or “us” in this prospectus refer to Ally Financial Inc., a Delaware corporation.

You should only rely on the information contained or specifically incorporated by reference in this prospectus and any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer or soliciting a purchase of these securities in any jurisdiction in which the offer or solicitation is not authorized or in which the person making the offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make the offer or solicitation. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the cover of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.

INFORMATION INCORPORATED BY REFERENCE; WHERE YOU CAN FIND MORE INFORMATION

The SEC allows us to incorporate by reference into this prospectus the information in other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus or a prospectus supplement. We incorporate by reference in this prospectus the documents listed below:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2009, portions of which have been replaced and superseded by the Current Report on Form 8-K filed on August 6, 2010;

•	Quarterly Report on Form 10-Q for the three months ended March 31, 2010, and June 30, 2010; and

•

Current Reports on Form 8-K filed on January 5, 2010 (two reports and other than with respect to Item 7.01 and Exhibits 99.1 and 99.2 of Item 9.01), January 12, 2010 (two reports), March 9, 2010, April 2, 2010, April 12, 2010, April 16, 2010 (two reports), May 7, 2010, May 11, 2010, May 24, 2010, May 26, 2010, July 16, 2010 and August 6, 2010.

We are also incorporating by reference any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this prospectus and prior to the date of any supplement to this prospectus, except that, unless otherwise indicated, we are not incorporating any information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K. Notwithstanding the foregoing, we are not incorporating any document or information deemed to have been furnished and not filed in accordance with SEC rules.

Ally is subject to the informational requirements of the Exchange Act and, in accordance therewith, files reports and information statements and other information with the SEC. You may read and copy any document Ally files with the SEC at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, DC 20549. You may also obtain copies of the same documents from the public reference room of the SEC in Washington by paying a fee. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website at www.sec.gov for further information on the public reference room. Ally’s filings are also electronically available from the SEC’s Interactive Data Electronic Applications system, which is commonly known by the acronym “IDEA,” and which may be accessed at www.sec.gov , as well as from commercial document retrieval services.

You may also obtain a copy of any or all of the documents referred to above that may have been or may be incorporated by reference into this prospectus (excluding certain exhibits to the documents) at no cost to you by writing or telephoning us at the following address and telephone number:

Ally Financial Inc.

Attention: Investor Relations

440 South Church Street, 14th Floor

Charlotte, North Carolina 28202

Tel: (866) 710-4623

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains or incorporates by reference documents containing various forward-looking statements within the meaning of applicable federal securities laws, including the Private Securities Litigation Reform Act of 1995, that are based upon our current expectations and assumptions concerning future events, which are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated.

The words “expect,” “anticipate,” “estimate,” “forecast,” “initiative,” “objective,” “plan,” “goal,” “project,” “outlook,” “priorities,” “target,” “intend,” “evaluate,” “pursue,” “seek,” “may,” “would,” “could,” “should,” “believe,” “potential,” “continue,” or the negative of any of those words or similar expressions is intended to identify forward-looking statements. All statements contained in or incorporated by reference into this prospectus, other than statements of historical fact, including, without limitation, statements about our plans, strategies, prospects and expectations regarding future events and our financial performance, are forward-looking statements that involve certain risks and uncertainties.

While these statements represent our current judgment on what the future may hold, and we believe these judgments are reasonable as of the date made, these statements are not guarantees of any events or financial results, and our actual results may differ materially due to numerous important factors that are described in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2009, as may be updated by our subsequent Quarterly Reports on Form 10-Q, our Current Reports on Form 8-K and the other documents specifically incorporated by reference herein. Many of these risks, uncertainties and assumptions are beyond our control, and may cause our actual results and performance to differ materially from our expectations. Factors that could cause our actual results to be materially different from our expectations include, among others, the risk factors set forth herein (see “Risk Factors”), and the following:

•	Our inability to repay our outstanding obligations to the U.S. Department of the Treasury (the “Treasury”) or to do so in a timely fashion and without disruption to our business;

•	Uncertainty of our ability to enter into transactions or execute strategic alternatives to realize the value of our ResCap operations;

•	Uncertainty related to Chrysler LLC’s (“Chrysler”) and General Motors Company’s (“GM”) recent exits from bankruptcy;

•	The profitability and financial condition of GM and Chrysler;

•

Our inability to successfully accommodate the additional risk exposure relating to providing wholesale and retail financing to Chrysler dealers and customers and the resulting impact to our financial stability;

•	Uncertainty related to the new financing arrangement between the Company and Chrysler;

•	Securing low cost funding for the Company and ResCap and maintaining the mutually beneficial relationship between the Company and GM, and the Company and Chrysler;

•	Increased competition in the automotive financing, mortgage and/or insurance markets;

•	Our ability to maintain an appropriate level of debt and capital;

•	Our ability to realize the anticipated benefits associated with our recent conversion to a bank holding company and the increased regulation and restrictions that we are now subject to;

•	Continued challenges in the residential mortgage and capital markets;

•	The potential for deterioration in the residual value of off-lease vehicles;

•	The continuing negative impact on ResCap of the decline in the U.S. housing market;

•	Changes in U.S. government-sponsored mortgage programs or disruptions in the markets in which our mortgage subsidiaries operate;

•	Disruptions in the market in which we fund the Company’s and ResCap’s operations with resulting negative impact on our liquidity;

•	Changes in our accounting assumptions that may require or that result from changes in the accounting rules or their application, which could result in an impact on earnings;

•	Changes in the credit ratings of Ally, ResCap, GM or Chrysler;

•	Changes in economic conditions, currency exchange rates, or political stability in the markets in which we operate; and

•

Changes in the existing or the adoption of new laws, regulations, policies, or other activities of governments, agencies, and similar organizations (including as a result of the new financial reform laws in the United States).

Accordingly, you should not place undue reliance on the forward-looking statements contained or incorporated by reference in this prospectus. These forward-looking statements speak only as of the date on which the statements were made. We undertake no obligation to update publicly or otherwise revise any forward-looking statements, except where expressly required by law.

v

SUMMARY

This summary highlights some of the information contained, or incorporated by reference, in this prospectus to help you understand our business. It does not contain all of the information that may be important to you. You should carefully read this prospectus in its entirety, including the information incorporated by reference into this prospectus, to understand fully the considerations that are important to you in making your investment decision. Each time we offer securities, we will provide a prospectus supplement containing specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any supplement when making your investment decision. You should pay special attention to the “Risk Factors” beginning on this page 1 and incorporated by reference herein and the section entitled “Cautionary Statement Regarding Forward-Looking Statements” beginning on page iv.

Our Company

Ally Financial Inc. (formerly GMAC Inc.) was founded in 1919 as a wholly owned subsidiary of General Motors Corporation (currently General Motors Company or “GM”). We are a leading, independent, globally diversified, financial services firm, with Global Automotive Services and Mortgage being our primary lines of business. On December 24, 2008, the Board of Governors of the Federal Reserve System approved our application to become a bank holding company under the Bank Holding Company Act of 1956, as amended. Our banking subsidiary is Ally Bank, which is an indirect wholly owned subsidiary of Ally Financial Inc. The terms “Ally,” “the Company,” “we,” “our,” and “us” refer to Ally Financial Inc. and its subsidiaries as a consolidated entity, except where it is clear that the terms means only Ally Financial Inc. Our principal executive office is located at 200 Renaissance Center, Detroit, Michigan, 48265. Our telephone number is (866) 710-4623.

Securities Being Offered

On December 31, 2008, and in connection with the settlement of certain exchange offers, Ally issued 2,576,601 units of Class E Preferred Membership Interests to Preferred Blocker Inc. (“Blocker Sub”), a wholly-owned subsidiary of Ally, in exchange for 2,576,601 shares of 9% Perpetual Preferred Stock of Blocker Sub (the “Blocker Preferred Stock”). Pursuant to the terms and conditions of the exchange offers, certain existing notes of Ally were exchanged for new notes and the Blocker Preferred Stock. Effective June 30, 2009, Ally was converted (the “Conversion”) from a Delaware limited liability company into a Delaware corporation. Subsequent to the Conversion, the Blocker Preferred Stock was required to be converted into or exchanged for preferred stock of Ally. For this purpose, Ally had previously authorized for issuance Fixed Rate Cumulative Perpetual Preferred Stock, Series G (the “Series G Preferred”). Pursuant to the terms of a Certificate of Merger, effective October 15, 2009 (the “Effective Time”) Blocker Sub merged with and into Ally, with Ally continuing as the surviving entity (the “Merger”). At the Effective Time, each share of the Blocker Preferred Stock issued and outstanding immediately prior to the Effective Time was converted into the right to receive an equal number of newly issued shares of Series G Preferred. In the aggregate, 2,576,601 shares of Series G Preferred were issued in connection with the Merger. The Series G Preferred has substantially the same rights, preferences and economic benefits as previously provided to holders of the Blocker Preferred Stock.

This prospectus relates to the offer and sale by the selling securityholders named in any prospectus supplement hereto of up to 2,576,601 shares of Series G Preferred, from time to time, directly or through one or more underwriters, broker-dealers or agents. If securities are sold through underwriters or broker-dealers, the selling securityholders will be responsible for underwriting discounts or commissions or agent’s commissions. The securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. Ally will not receive any proceeds from the sale of securities by the selling securityholders. See “Plan of Distribution.”

For a full description of the terms of the Series G Preferred, see “Description of the Series G Preferred” beginning on page 5.

RISK FACTORS

An investment in our securities is subject to certain risks. In consultation with your own financial, tax and legal advisors, you should carefully consider, among other matters, the following discussions of risk before deciding whether an investment in the Series G Preferred is suitable for you. The risks described below are intended to highlight risks that are specific to the Series G Preferred, but are not the only risks we face. Additional risks, including those generally affecting the industry in which we operate, risks that we currently deem immaterial and risks generally applicable to companies that have recently undertaken similar transactions, may also impair our business, the value of your investment and our ability to pay dividends on the Series G Preferred. For a more complete description of the risks that may affect our business, see our Annual Report on Form 10-K for the year ended December 31, 2009 (as may be amended or supplemented in subsequent reports on Form 10-K, Form 10-Q or Form 8-K). In addition to the risks described below, we face other risks that are described from time to time in periodic reports that we file with the SEC. If any of the following risks actually occur, the value of the Series G Preferred could decline, and you may lose all or part of your investment. The risks discussed below also include forward-looking statements, and our actual results may differ materially from those discussed in these forward-looking statements.

Risks Relating to the Series G Preferred

The Series G Preferred are equity securities and are subordinate to all of our existing and future indebtedness, and the Series G Preferred place no limitations on the amount of indebtedness we and our subsidiaries may incur in the future.

The Series G Preferred are equity interests in Ally and do not constitute indebtedness. As such, the Series G Preferred, like Ally’s common stock and other series of preferred stock, rank junior to all indebtedness and other non-equity claims on Ally with respect to assets available to satisfy claims on Ally, including in a liquidation. Additionally, unlike indebtedness, where principal and interest would customarily be payable on specified due dates, in the case of the Series G Preferred, as with Ally’s common stock and other series of preferred stock, (i) dividends are payable only if authorized and declared by our board of directors (the “Board of Directors”) and (ii) as a Delaware corporation, under Delaware law we are subject to restrictions on payments of dividends that would render us insolvent. See “Description of the Series G Preferred—Dividends.”

In addition, the Series G Preferred do not limit the amount of debt or other obligations we or our subsidiaries may incur in the future. Accordingly, we and our subsidiaries may incur substantial amounts of additional debt and other obligations that will rank senior to the Series G Preferred or to which the Series G Preferred will be structurally subordinated.

The prices of the Series G Preferred may fluctuate significantly, and this may make it difficult for holders of the Series G Preferred to resell the Series G Preferred when they want or at prices they find attractive.

There can be no assurances that an active market for the Series G Preferred will be developed or sustained, and we cannot predict how the Series G Preferred will trade in the future. The market value of the Series G Preferred is likely to fluctuate in response to a number of factors including the following, most of which are beyond our control, as well as the other factors described in this “Risk Factors” section:

•	actual or anticipated quarterly fluctuations in our operating and financial results;

•	developments related to investigations, proceedings or litigation that involve us;

•	changes in financial estimates and recommendations by financial analysts;

•	dispositions, acquisitions and financings;

•	actions of our common stockholders, including sales of such common stock by existing holders;

•	fluctuations in the stock price and operating results of our competitors;

•	regulatory developments;

•	developments related to the U.S. automotive industry and housing market; and

•	developments related to the financial services industry.

The market value of the Series G Preferred may also be affected by conditions affecting the financial markets in general, including price and trading fluctuations. These conditions may result in (i) volatility in the level of, and fluctuations in, the market prices of equity securities generally and, in turn, the Series G Preferred, and (ii) sales of substantial amounts of the Series G Preferred in the market, in each case that could be unrelated or disproportionate to changes in our operating performance. These broad market fluctuations may adversely affect the market value of the Series G Preferred.

An active trading market for the Series G Preferred may not develop.

The Series G Preferred are not currently listed on any securities exchange and we do not anticipate listing them on an exchange in the future. There can be no assurance that any active trading market for the Series G Preferred will be developed or sustained. If an active trading market is not developed or sustained, the market value and liquidity of the Series G Preferred may be adversely affected.

There may be future issuances and sales of additional common stock or preferred stock, which may dilute our equity and adversely affect the market price of the Series G Preferred.

We are not restricted from issuing additional common stock or preferred stock ranking junior to or of equal priority with the Series G Preferred with respect to dividend rights and rights upon any liquidation of Ally, including any securities that are convertible into or exchangeable for, or that represent the right to receive, common stock or preferred stock or any substantially similar securities. Ally may also issue preferred stock which by its terms ranks expressly senior to the Series G Preferred, provided that we obtain the prior approval of the holders of a majority of the shares of the Series G Preferred.

The holders of a substantial percentage of Ally’s currently outstanding common stock are party to various agreements committing them to sell all or a portion of their shares. The Treasury, which currently holds 450,121 shares of Ally’s common stock and all the shares of Series F-2 Preferred Stock (which are convertible into additional shares of common stock), has agreed to attempt to begin selling its common stock holdings no later than the seventh anniversary of the initial public offering of the common stock, with a target of liquidating 10% to 20% of its holdings in each year thereafter. An additional 78,828 shares of common stock are currently held by the GM Trust, a trust established for the purpose of selling such shares to third parties prior to December 24, 2011. In addition, holders of common stock have the right to cause Ally to undertake an initial public offering in accordance with Ally’s bylaws.

These rights and arrangements may result in a large number of shares of Ally ‘s common and preferred stock being offered for sale in the future, which may lead to dilution of our equity or may decrease the market price of Ally’s equity securities due to the market being unable to absorb all shares offered for sale. Any issuance by Ally of preferred stock which ranks senior to the Series G Preferred may make it more difficult for Ally to make payment of scheduled dividends on the Series G Preferred. This may decrease the market price of the Series G Preferred and limit the ability of holders of the Series G Preferred to sell their shares or the price at which such shares may be sold.

The Series G Preferred may be junior in rights and preferences to our future preferred stock.

Subject to approval by the holders of at least a majority of the shares of Series G Preferred then outstanding, we may issue preferred stock in the future the terms of which are expressly senior to the Series G Preferred. The terms of any such future preferred stock expressly senior to the Series G Preferred may restrict the payment of dividends on the Series G Preferred. For example, the terms of any such senior preferred stock may provide that, unless full dividends for all of our outstanding preferred stock senior to the Series G Preferred have been paid for the relevant periods, no dividends will be paid to the Series G Preferred, and no shares of Series G Preferred may be repurchased, redeemed or otherwise acquired by us. This could result in dividends on the Series G Preferred not being paid when contemplated. In addition, in the event of our liquidation, dissolution or winding-up, the terms of the senior preferred stock may prohibit us from making payments on the Series G Preferred until all amounts due to holders of the senior preferred stock in such circumstances are paid in full.

Holders of the Series G Preferred have limited voting rights.

The Series G Preferred will have no voting rights except with respect to certain fundamental changes in the terms of the Series G Preferred and certain other matters, and except as may be required by Delaware law. The limited voting rights of holders of the Series G Preferred may negatively affect the value of the Series G Preferred.

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERENCE DIVIDENDS

Our consolidated ratios of earnings to combined fixed charges and preference dividends were as follows for the periods presented:

	Six months ended June 30,	Year Ended December 31,
	2010	2009		2008	2007		2006	2005
Ratio of earnings to combined fixed charges and preferred dividends(1)	1.0	0.04	(2)	1.52	0.89	(2)	1.14	1.27

(1)	Preferred dividends represent pre-tax earnings necessary to cover any preferred dividend requirements computed using our effective tax rate for periods when the effective tax rate was positive.
(2)	The ratio indicates a less than one-to-one coverage for the years ended December 31, 2009 and 2007. Earnings available for combined fixed charges and preferred dividend requirements for the years ended December 31, 2009 and 2007, were inadequate to cover total combined fixed charges and preferred dividend requirements. The deficit amounts for the ratio were $8,162 million and $1,485 million for the years ended December 31, 2009 and 2007, respectively.

DESCRIPTION OF THE SERIES G PREFERRED

This section summarizes specific terms and provisions of the Series G Preferred. The description is qualified in its entirety by the actual terms of the Series G Preferred, set forth in Ally’s amended and restated certificate of incorporation (the “Certificate of Incorporation), including Exhibit G to the Certificate of Incorporation (the “Certificate of Designations”), and Ally’s bylaws (the “Bylaws”). The Certificate of Incorporation (including the Certificate of Designations) and the Bylaws are included as Exhibit 3.1 and 3.2, respectively, to the registration statement of which this prospectus forms a part and are incorporated by reference into this prospectus. See “Information Incorporated by Reference.”

General

The Series G Preferred constitute a single series of our preferred stock. A total of 2,576,601 shares of the Series G Preferred are currently outstanding, which constitutes all of the currently authorized shares pursuant to the Certificate of Incorporation. The Series G Preferred have no maturity date.

On December 31, 2008, and in connection with the settlement of certain exchange offers, Ally issued 2,576,601 units of Class E Preferred Membership Interests to Preferred Blocker Inc. (“Blocker Sub”), a wholly-owned subsidiary of Ally, in exchange for 2,576,601 shares of 9% Perpetual Preferred Stock of Blocker Sub (the “Blocker Preferred Stock”). Pursuant to the terms and conditions of the exchange offers, certain existing notes of Ally were exchanged for new notes and the Blocker Preferred Stock. Effective June 30, 2009, Ally was converted (the “Conversion”) from a Delaware limited liability company into a Delaware corporation. Subsequent to the Conversion, the Blocker Preferred Stock was required to be converted into or exchanged for preferred stock of Ally. For this purpose, Ally had previously authorized for issuance the Fixed Rate Cumulative Perpetual Preferred Stock, Series G (the “Series G Preferred”). Pursuant to the terms of a Certificate of Merger, effective October 15, 2009 (the “Effective Time”) Blocker Sub merged with and into Ally, with Ally continuing as the surviving entity (the “Merger”). At the Effective Time, each share of the Blocker Preferred Stock issued and outstanding immediately prior to the Effective Time was converted into the right to receive an equal number of newly issued shares of Series G Preferred. In the aggregate, 2,576,601 shares of Series G Preferred were issued in connection with the Merger. The Series G Preferred has substantially the same rights, preferences and economic benefits as previously provided to holders of the Blocker Preferred Stock.

The Series G Preferred have a liquidation amount of $1,000 per share (the “Liquidation Amount”), and accrue interest at a rate of 7.00% per annum, as described herein. See “—Distributions.”

The holders of the Series G Preferred are not entitled to preemptive rights, or to any similar rights.

This prospectus summarizes and describes only selected important provisions of the Certificate of Incorporation and the Bylaws, and is qualified in its entirety by reference to the full text of the Certificate of Incorporation and the Bylaws. We strongly advise that you read both the Certificate of Incorporation (including the Certificate of Designations) and the Bylaws in their entirety prior to any investment in the Series G Preferred.

Dividends

Rate. Holders of the Series G Preferred are entitled to receive, if declared by the Board of Directors out of funds legally available for payment, cash dividends at a rate per annum of 7%, payable quarterly on February 15, May 15, August 15 and November 15 of each year or, if any such day is not a Business Day, the next succeeding Business Day (each a “Dividend Payment Date”). Dividends accrue from the most recent date as to which dividends shall have been paid. A “Dividend Period” includes a date commencing on and including a Dividend Payment Date, and ending on and including the day immediately preceding the next succeeding Dividend Payment Date. Dividends, if declared by the Board of Directors, are payable to holders of record of the Series G Preferred as they appear on the stock register on the first calendar day of the month in which a Dividend Payment Date occurs or, if any such day is not a Business Day, the next succeeding Business Day (each a “Dividend Record Date”). Any declaration by Ally of a dividend payable on any Dividend Payment Date must be made at least seven business days prior to the first day of the calendar month in which such Dividend Payment Date shall occur. Dividends not declared by the Board of Directors will continue to accumulate but without additional distributions thereon.

“Business Day” means any day except Saturday, Sunday and any day on which banking institutions in the State of New York generally are authorized or required by law or other governmental actions to close.

Priority of Dividends. Unless all accrued and unpaid dividends for all past dividend periods have been paid, Ally is not permitted to (i) make any Restricted Payments (as defined below); (ii) except as described below, declare or pay any dividend or make any distribution of assets on any Parity Stock (as defined below), other than dividends or distributions in the form of shares of Parity Stock or Junior Stock (as defined below); or (iii) redeem, purchase or otherwise acquire any shares of Parity Stock, except upon conversion into or exchange for other Parity Stock or Junior Stock.

A “Restricted Payment” means (i) any dividend payment or distribution of assets on any share of Junior Stock, other than (1) distributions in the form of shares of Junior Stock and (2) certain tax distributions; (ii) any redemption, purchase or other acquisition of any shares of Junior Stock, other than upon conversion or exchange for other shares of Junior Stock, or (iii) any payment of monies, or making monies available, for a sinking fund for such Junior Stock.

“Junior Stock” means Ally common stock, the Class C Preferred Stock, and each class or series of stock of Ally established on or after June 30, 2009, the terms of which stock do not expressly provide that such class or series ranks senior to or on a parity with the Series G Preferred and the Parity Stock as to dividend rights or rights upon liquidation, winding-up or dissolution.

“Parity Stock” means (i) each class or series of preferred stock established by Ally after June 30, 2009, the terms of which expressly provide that such class or series will rank on a parity with the Ally Class A Preferred Stock, the Class F-2 Preferred Stock and the Series G Preferred as to dividend rights and/or as to rights on liquidation, dissolution or winding-up of Ally (in each case without regard to whether dividends accrue cumulatively or non-cumulatively); (ii) the Class A Preferred Stock; and (iii) the Class F-2 Preferred Stock.

Liquidation Rights

In the event of any liquidation, dissolution or winding-up of the affairs of Ally, whether voluntary or involuntary, the holder of the Series G Preferred shall be entitled to receive for each share of Series G Preferred held by them, out of the assets of Ally or proceeds thereof (whether capital or surplus) available for distribution to stockholders of Ally, subject to the rights of any creditors of Ally, before any distribution of such assets or proceeds is made to or set aside for the holders of Ally common stock and any other stock of Ally ranking junior to Series G Preferred as to such distribution (other than certain tax distributions), payment in full in an amount equal to the sum of (i) the Liquidation Amount per share of Series G Preferred and (ii) the amount of any accrued and unpaid dividends, whether or not declared, to the date of payment.

If in any distribution the assets of Ally or proceeds thereof are not sufficient to pay in full the amounts payable with respect to all outstanding shares of the Series G Preferred and the corresponding amounts payable with respect of any Parity Stock of Ally ranking equally with the Series G Preferred as to such distribution, holders of the Series G Preferred and the holders of such Parity Stock shall share ratably in any such distribution in proportion to the full respective distributions to which they are entitled.

For purposes of the above, the merger or consolidation of Ally with any other corporation or other entity, including a merger or consolidation in which the holders of the Series G Preferred receive cash, securities or other property for their shares, or the sale, lease or exchange (for cash, securities or other property) of all or substantially all of the assets of Ally, shall not constitute a liquidation, dissolution or winding up of Ally.

Redemptions and Repurchases

The Series G Preferred may not be redeemed prior to December 31, 2011. Subject to any other restrictions contained in the terms of any other series of stock or other agreements that Ally is or may become subject to, on or after December 31, 2011, at Ally’s option and subject to Ally having obtained any required regulatory approvals, Ally may (subject to conditions described below), redeem the Series G Preferred, in whole or in part, at any time or from time to time, upon proper notice given, at a redemption price equal to the Liquidation Amount, plus the amount of any accrued and unpaid dividends thereon through the date of redemption.

Notice of any redemption must be given by first class mail, postage prepaid, addressed to the holders of record of the shares to be redeemed at their respective last addresses appearing on the books of Ally. Such mailing must be at least 30 days and not more than 60 days before the date fixed for redemption. Any notice mailed shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of the Series G Preferred designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of the Series G Preferred. Notwithstanding the foregoing, if shares of the Series G Preferred are issued in book-entry form through The Depository Trust Company or any other similar facility, notice of redemption may be given to the holders of the Series G Preferred at such time and in any manner permitted by such facility. Each notice of redemption given to a holder shall state: (i) the redemption date; (ii) the number of shares of the Series G Preferred to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iii) the redemption price; and (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price.

In case of any redemption of part of the shares of the Series G Preferred at the time outstanding, the shares to be redeemed shall be selected either pro rata or in such other manner as the Board of Directors or a duly authorized committee thereof may determine to be fair and equitable. Subject to the provisions hereof, the Board of Directors or a duly authorized committee thereof shall have full power and authority to prescribe the terms and conditions upon which shares of the Series G Preferred shall be redeemed from time to time. If fewer than all the shares represented by any certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without charge to the holder thereof. Unless all accrued and unpaid dividends on the Series G Preferred through the most recently completed Dividend Period (as defined above, under “Dividends”) have been or contemporaneously are declared and paid or full dividends have been declared and a sum sufficient for the payment thereof has been set apart for payment, no Series G Preferred will be redeemed unless all outstanding Series G Preferred is redeemed.

If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been deposited by Ally, in trust for the pro rata benefit of the holders of the shares called for redemption, with a bank or trust company doing business in the Borough of Manhattan, The City of New York, and having a capital and surplus of at least $500 million and selected by the Board of Directors, so as to be and continue to be available solely therefor, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date dividends shall cease to accrue on all shares so called for redemption, all shares so called for redemption shall no longer be deemed outstanding and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption from such bank or trust company, without interest. Any funds unclaimed at the end of three years from the redemption date shall, to the extent permitted by law, be released to Ally, after which time the holders of the shares so called for redemption shall look only to Ally for payment of the redemption price of such shares.

No Conversion Rights

Holders of the Series G Preferred have no rights to exchange or convert their shares for or into any other capital stock of Ally or any other securities.

Voting Rights

The holders of the Series G Preferred do not have voting rights other than those described below, except to the extent specifically required by Delaware law.

So long as any shares of Series G Preferred are outstanding, in addition to any other vote or consent of stockholders required by law or by Ally’s Certificate of Incorporation or Bylaws, the affirmative vote or consent of the holders of at least a majority of the outstanding shares of Series G Preferred at the time outstanding, voting as a separate class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating any alteration, repeal or amendment, whether by merger, consolidation, combination, reclassification or otherwise, of any provisions of Ally’s Certificate of Incorporation (including Exhibit G thereof) if such action would amend, alter or affect the powers, preferences or rights of, or limitations relating to, the Series G Preferred in any manner materially adverse to the holders of the Series G Preferred, including, the creation of, increase in the authorized number of, or issuance of, any capital stock that ranks senior to the Series G Preferred as to distribution rights or rights upon a Company Sale or a liquidation, winding-up or dissolution. No vote or consent of the holders of the Series G Preferred shall be required if, at or prior to the time when any such vote or consent would otherwise be required, all outstanding shares of the Series G Preferred shall have been redeemed, or shall have been called for redemption upon proper notice and sufficient funds shall have been deposited in trust for such redemption.

“Company Sale” means a transaction with a non-affiliate, pursuant to which such person or persons acquire, in any single transaction or series of related transactions, (i) all of the outstanding equity securities of Ally, (ii) all or substantially all of the assets of Ally and its subsidiaries or (iii) equity securities of Ally authorized and issued following June 30, 2009 and possessing the power to elect or appoint a majority of the Board of Directors (or any similar governing body of any surviving or resulting Person).

The rules and procedures for calling and conducting any meeting of the holders of the Series G Preferred (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules of the Board of Directors or any duly authorized committee of the Board of Directors, in its discretion, may adopt from time to time, which rules and procedures must conform to the requirements of the Certificate of Incorporation, the Bylaws, and applicable law and the rules of any national securities exchange or other trading facility on which Series G Preferred is listed or traded at the time.

No Sinking Fund

The Series G Preferred will not be subject to any mandatory redemption, sinking fund or other similar provisions. Holders of the Series G Preferred will have no right to require redemption or repurchase of any shares of the Series G Preferred.

USE OF PROCEEDS

Ally will not receive any proceeds from the sale of the Series G Preferred. All proceeds of any sale will go to the selling securityholders.

SELLING SECURITYHOLDERS

The selling securityholders may include the initial investors of the Series G Preferred that acquired the Series G Preferred in a private placement exempt from the registration requirements of the Securities Act, or any other person or persons holding Series G Preferred to whom such initial investors may have transferred any shares of Series G Preferred. The securities to be offered under this prospectus for the account of the selling securityholders may include up to 2,576,601 Series G Preferred, representing 100% of the Series G Preferred outstanding on the date of this prospectus.

This prospectus is part of a registration statement that we filed with the SEC using a “shelf” registration process. Under this shelf registration process, the selling securityholders may from time to time sell or otherwise dispose of the securities described in this prospectus in one or more offerings. Each time the selling securityholders sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. For purposes of this prospectus, we have assumed that, after completion of the offering or series of offerings, none of the securities offered by this prospectus will be held by the selling securityholders.

We are currently not aware of the identity of any potential selling securityholders. Information about any selling securityholders will be set forth in supplements to this prospectus if and when necessary.

PLAN OF DISTRIBUTION

The selling securityholders may sell all or a portion of the securities beneficially owned by them and offered by this prospectus from time to time directly or through one or more underwriters, broker-dealers or agents. If securities are sold through underwriters or broker-dealers, the selling securityholders will be responsible for underwriting discounts or commissions or agent’s commissions. The securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions that may involve crosses or block transactions. The selling securityholders may use any one or more of the following methods when selling shares of the Series G Preferred:

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing of options, whether such options are listed on an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	broker-dealers may agree with the selling securityholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The selling securityholders may also sell securities under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling securityholders may arrange for other brokers-dealers to participate in sales. If the selling securityholders effect such transactions by selling securities to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling securityholders, or commissions from purchasers of the securities for whom they may act as agent or to whom they may sell as principal. These discounts, concessions or commissions as to any particular underwriter, broker-dealer or agent will be in amounts to be negotiated, which are not expected to be in excess of those customary in the types of transactions involved.

In connection with sales of securities, the selling securityholders may enter into hedging transactions with broker-dealers or other financial institutions. The selling securityholders may also loan or pledge securities to broker-dealers that in turn may sell such shares. The selling securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities that require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling securityholders may pledge or grant a security interest in some or all of the securities owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the securities from time to time pursuant to this prospectus or any amendment or supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the identification of selling securityholders to include the pledgee, transferee or other successors in interest as selling securityholders under this prospectus. The selling securityholders also may transfer and donate the securities in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling securityholders and any broker-dealer participating in the distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of securities is made, a prospectus supplement, if required, will be distributed that will set forth (i) the name of each such selling securityholder and of the participating broker-dealer(s), (ii) the number of securities involved, (iii) the price at which such securities were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, and (v) any other facts material to the transaction.

The aggregate proceeds to the selling securityholders from the sale of the securities will be the purchase price of the securities less discounts and commissions, if any.

Under the securities laws of some states, the securities covered by this prospectus may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling securityholder will sell any or all of the securities registered pursuant to the registration statement of which this prospectus forms a part.

If a selling securityholder uses this prospectus for any sale of securities, it will be subject to the prospectus delivery requirements of the Securities Act. The selling securityholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M under the Exchange Act, which may limit the timing of purchases and sales of any of the securities by the selling securityholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of securities to engage in market-making activities with respect to such securities. All of the foregoing may affect the marketability of the securities covered by this prospectus and the ability of any person or entity to engage in market-making activities with respect to such securities.

Pursuant to the Registration Rights Agreement, we will pay substantially all expenses of the registration of the securities covered by this prospectus, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that a selling securityholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling securityholders against liabilities, including some liabilities under the Securities Act, in accordance with the Registration Rights Agreement, or the selling securityholders will be entitled to contribution.

We do not intend to apply for listing of the Series G Preferred on any securities exchange or for inclusion of the Series G Preferred in any automated quotation system. No assurance can be given as to the liquidity of the trading market, if any, for the Series G Preferred.

LEGAL MATTERS

The validity of the securities offered by this prospectus has been passed upon by Hu A. Benton, Ally’s Chief Counsel, Capital Markets/Treasury.

EXPERTS

The consolidated financial statements of Ally, as of December 31, 2009 and 2008, and for each of the three years in the period ended December 31, 2009, incorporated in this prospectus by reference from the Company’s Current Report on Form 8-K, filed on August 6, 2010, and the effectiveness of Ally’s internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

ALLY FINANCIAL INC.

2,576,601 Shares

of

Fixed Rate Cumulative Perpetual Preferred Stock, Series G,

Liquidation Amount $1,000 Per Share

PROSPECTUS

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities (other than any underwriting discounts or commissions) covered by the registration statement of which this prospectus is a part. Ally will bear all of these expenses.

SEC Registration Fees*	$183,713

Printing and distribution expenses*	15,000

Legal fees and expenses*	15,000

Accounting fees and expenses*	5,000

Miscellaneous*	5,000

Total	$223,713

*	Estimated solely for the purpose of this Item. Actual expenses may be more or less.

Item 15.	Indemnification of Directors and Officers

Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware, or “DGCL,” empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner that the person reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses that the Court of Chancery or such other court shall deem proper.

Subsection (d) of Section 145 of the DGCL provides that any indemnification under subsections (a) and (b) of Section 145 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of Section 145. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by the majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

Section 145 of the DGCL further provides that to the extent a present or former director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith and that such expenses may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in Section 145 of the DGCL; that any indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; that indemnification provided by, or granted pursuant to, Section 145 shall, unless otherwise provided when authorized and ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators; and empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145. Section D of Article VIII of Ally’s Certificate of Incorporation provides that Ally shall indemnify its directors and officers to the fullest extent permitted by the DGCL, except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person has been adjudged to be liable to Ally, unless, and only to the extent that, the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section A of Article VIII of Ally’s Certificate of Incorporation provides that no director of Ally shall be liable to the company or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for any breach of such director’s duty of loyalty to the company or its stockholders, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of a law; or for any transaction from which such director derived an improper personal benefit.

The directors and officers of Ally are covered by insurance policies indemnifying them against certain liabilities, including certain liabilities arising under the Securities Act that might be incurred by them in such capacities and against which they cannot be indemnified by Ally. Any agents, dealers or underwriters who execute any underwriting or distribution agreement relating to securities offered pursuant to this registration statement will agree to indemnify Ally’s directors and their officers who signed the Registration Statement against certain liabilities that may arise under the Securities Act with respect to information furnished to Ally by or on behalf of such indemnifying party.

For the undertaking with respect to indemnification, see Item 17 herein.

Item 16.	Exhibits

The following exhibits are filed with or incorporated by reference into this registration statement:

Exhibit Number	Description of Document

3.1	Amended and Restated Certificate of Incorporation of Ally Inc., dated as of December 30, 2009, incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K filed by the Registrant on January 5, 2010.

3.1.1	Certificate of Amendment of Amended and Restated Certificate of Incorporation, dated as of May 10, 2010, incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed by the Registrant on May 7, 2010.

3.2	Bylaws of Ally Financial Inc., dated as of May 10, 2010, incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K filed by the Registrant on May 7, 2010.

4.1	Certificate of Designations of the Fixed Rate Cumulative Perpetual Preferred Stock, Series G (included in Exhibit 3.1).

5.1	Opinion of Hu A. Benton as to the legality of the Series G Preferred Stock issued by Ally Financial Inc. (including the consent of such counsel).

10.1	Registration Rights Agreement between GMAC LLC and Banc of America Securities LLC, Citigroup Global Markets Inc., Goldman, Sachs & Co., J.P. Morgan Securities Inc., Barclays Capital Inc., Deutsche Bank Securities Inc., Credit Suisse Securities (USA) LLC, Morgan Stanley & Co. Incorporated and Greenwich Capital Markets, Inc., dated as of December 31, 2008, incorporated by reference to Exhibit 10.8 to the Current Report on Form 8-K filed by the Registrant on January 2, 2009.

12.1	Computation of Ratio of Earnings to Fixed Charges and Preferred Interest Dividends.

23.1	Consent of Deloitte & Touche LLP.

24.1	Power of attorney (contained in the signature page of the registration statement).

Item 17.	Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) that, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(a), (1)(b) and (1)(c) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(a) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(b) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however , that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities: the undersigned Registrant undertakes that in a primary offering of securities of an undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a) Any preliminary prospectus or prospectus of an undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(b) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(c) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(d) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act, Ally Financial Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Detroit, State of Michigan, on the 6 th day of August, 2010.

Ally Financial Inc.

By:	/S/ MICHAEL A. CARPENTER
Name:	Michael A. Carpenter
Title:	Chief Executive Officer

Each person whose signature appears below appoints Cathy L. Quenneville, as his or her true and lawful attorney-in-fact and agent, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any Registration Statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorney-in fact and agent may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed on the 6th day of August, 2010 by the following persons in the capacities indicated.

Signature	Title

/S/ MICHAEL A. CARPENTER	Chief Executive Officer and Director
Name: Michael A. Carpenter	(Principal Executive Officer)

/S/ JAMES G. MACKEY	Interim Chief Financial Officer
Name: James G. Mackey	(Principal Financial Officer)

/S/ DAVID J. DEBRUNNER	Vice President, Chief Accounting Officer and Corporate Controller
Name: David J. DeBrunner	(Principal Accounting Officer)

/S/ ROBERT T. BLAKELY
Name: Robert T. Blakely	Director

/S/ MAYREE C. CLARK
Name: Mayree C. Clark	Director

/S/ STEPHEN A. FEINBERG
Name: Stephen A. Feinberg	Director

/S/ KIM S. FENNEBRESQUE
Name: Kim S. Fennebresque	Director

/S/ FRANKLIN W. HOBBS
Name: Franklin W. Hobbs	Director

/S/ JOHN J. STACK
Name: John J. Stack	Director

/S/ MARJORIE MAGNER
Name: Marjorie Magner	Director

EXHIBIT INDEX

Exhibit Number	Description of Document

3.1	Amended and Restated Certificate of Incorporation of Ally Inc., dated as of December 30, 2009, incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K filed by the Registrant on January 5, 2010.

3.1.1	Certificate of Amendment of Amended and Restated Certificate of Incorporation, dated as of May 10, 2010, incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed by the Registrant on May 7, 2010.

3.2	Bylaws of Ally Financial Inc., dated as of May 10, 2010, incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K filed by the Registrant on May 7, 2010.

4.1	Certificate of Designations of the Fixed Rate Cumulative Perpetual Preferred Stock, Series G (included in Exhibit 3.1).

5.1	Opinion of Hu A. Benton as to the legality of the Series G Preferred Stock issued by Ally Financial Inc. (including the consent of such counsel).

10.1	Registration Rights Agreement between GMAC LLC and Banc of America Securities LLC, Citigroup Global Markets Inc., Goldman, Sachs & Co., J.P. Morgan Securities Inc., Barclays Capital Inc., Deutsche Bank Securities Inc., Credit Suisse Securities (USA) LLC, Morgan Stanley & Co. Incorporated and Greenwich Capital Markets, Inc., dated as of December 31, 2008, incorporated by reference to Exhibit 10.8 to the Current Report on Form 8-K filed by the Registrant on January 2, 2009.

12.1	Computation of Ratio of Earnings to Fixed Charges and Preferred Interest Dividends.

23.1	Consent of Deloitte & Touche LLP.

24.1	Power of attorney (contained in the signature page of the registration statement).